SECTION 1 – INTRODUCTION		2
I.	GENERAL POLICY	2
SECTION 2 – USING THIS CODE OF ETHICS		3
I.	ANNUAL CERTIFICATION	3
II.	RESTRICTION ON USE	3
III.	DUTY TO REPORT VIOLATIONS OF THE CODE	3
SECTION 3 – CONFIDENTIAL INFORMATION		3
SECTION 4 – PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION		4
SECTION 5 – EXCESSIVE TRADING OF SHARES OF THE SEI FUNDS		4
SECTION 6 – SANCTIONS		4
SECTION 7 – RECORDKEEPING		4
SECTION 8 – SERVICE AS A DIRECTOR OF A PUBLIC COMPANY		5
SECTION 9 – PERSONAL SECURITIES ACCOUNTS, BENEFICIAL OWNERSHIP OF COVERED SECURITIES AND TRANSACTION REPORTING		5
I.	INITIAL HOLDINGS REPORT, QUARTERLY TRANSACTIONS REPORT AND ANNUAL HOLDINGS REPORT	5
II.	ESTABLISHING A NEW PSA	5
III.	PRE-CLEARANCE OF IPOS AND LIMITED OFFERINGS/PRIVATE PLACEMENTS	6
IV.	DISCRETIONARY ACCOUNTS	6

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V.	ADDITIONAL PRE-CLEARANCE OBLIGATIONS	6
VI.	EXCEPTION TO REPORTING REQUIREMENTS	8
GLOSSARY		8

SECTION 1 – INTRODUCTION

SEI Investments Distribution Co. (“SIDCO”) serves as principal underwriter for investment companies that are registered under the Investment Company Act of 1940 (“Investment Vehicles”). In addition, certain employees of SIDCO may serve as directors and/or officers of certain Investment Vehicles. This Code of Ethics (“Code”) sets forth the procedures and restrictions governing personal securities transactions for certain SIDCO personnel.

SIDCO has a highly ethical business culture and expects that its personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. Thus, SIDCO personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm’s clients.

Pursuant to this Code, SIDCO personnel, their family members, and other persons associated with SEI Investments Management Corporation (“SIMC”) may be subject to various pre-clearance and reporting standards for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

You are also subject to the Code of Conduct of SEI, which is incorporated herein by reference, as well as to various other supervisory procedures and other policies governing the activities of SIDCO and its personnel including, without limitation, SIDCO’s insider trading policies and procedures. The requirements and limitations of this Code are in addition to any requirements or limitations contained in the Code of Conduct or in other compliance policies and procedures applicable to SIDCO and its personnel. All employees are required to comply with federal securities laws and any regulations set forth by self-regulatory organizations (FINRA, NASD, and the MSRB) of which SIDCO is a member.

Strict adherence to the requirements of the Code is a fundamental part of your job. You must certify that you have read and understand the Code at the time of hiring and at least annually thereafter. If you have questions about how the Code applies to you, contact the Compliance Team at Asset ManagementCompliance@seic.com as they manage the SIDCO Compliance Program.

Violation of this Code or of any business-specific requirement applicable to you may lead to disciplinary action, including termination of employment (See Section 6 – Sanctions).

I.	GENERAL POLICY

This Code is intended to conform to the provisions of Section 17(j) of the Investment Company Act of 1940 (“the 1940 Act”), as amended, and Rule 17j-1 thereunder, as amended, to the extent applicable to SIDCO’s role as principal underwriter to Investment Vehicles. Those provisions of the U.S. securities laws are designed to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Certain SIDCO personnel will be subject to various requirements based on their responsibilities within SIDCO and accessibility to certain information.

Access persons of SIDCO are (1) any director, officer or employee of SIDCO who serves as director or officer of an Investment Vehicle for which SIDCO serves as principal underwriter; (2) any director or officer of SIDCO who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by an Investment Vehicle for which SIDCO serves as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Investment Vehicle regarding the purchase or sale of a Covered Security.

The Code sets out basic principles to guide you but is not intended to cover every ethical issue that may arise. Please contact the Compliance Team if you have questions or concerns regarding the Code.

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SECTION 2 – USING THIS CODE OF ETHICS

I.	ANNUAL CERTIFICATION

The Compliance Team will distribute at least once per year, a current copy of the Code and any amendments. You are required to annually certify that you have received and read the Code and any amendments, understand its provisions and agree to abide by its requirements. The most recent version of the code is always available on the Corporate Governance Intranet.

II.	RESTRICTION ON USE

The Code is intended for use in connection with your job-related duties. All copies of the Code provided to any outside person or entity must be provided in read-only format

III.	DUTY TO REPORT VIOLATIONS OF THE CODE

If you become aware of conduct which you feel is unethical, improper, illegal, or is otherwise a violation of any provision of this Code, you are required to report such information to the Compliance Team as soon as practicable after discovering the violation. Concealing or covering up any violation of the Code is itself a violation of the Code. You are not authorized or required to carry out any order or request to cover up such a violation and if you receive such an order you must report it to the Compliance Team. You have a duty to cooperate fully with ethics investigations and audits, and to answer questions truthfully and to the best of your ability. If you report violations of the Code in good faith, you will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this Code and any concern about retaliation should be reported to the Compliance Team immediately. Any person found to have retaliated against you for reporting violations of the Code will be subject to appropriate disciplinary action. The Compliance Team will maintain a log of all violations of the Code. Violations are reported on a quarterly basis to the SIDCO Board of Directors and may also be reported to the applicable manager and/or SEI Chief Compliance Officer or his or her designee as necessary.

SECTION 3 – CONFIDENTIAL INFORMATION

Ethical behavior includes safeguarding the security of confidential information. You are prohibited from revealing confidential information to any third party or anyone within SIDCO that does not have a legitimate business reason for knowing such information. This applies even after you have terminated your employment or association with SIDCO. Patentable and secret processes, product information, pricing and any other confidential information must remain that way. You are obligated to protect SIDCO’s confidential information. Confidential information includes, but is not limited to, business, marketing and service plans; operational techniques; internal controls; compliance policies; methods of operation; security procedures; strategic plans; research activities and plans; portfolio and investment strategies and modeling; transactions; holdings; marketing or sales plans; pricing or pricing strategies; databases; records; salary information; any unpublished financial data and reports, including information concerning revenues, profits and profit margins; proprietary information; and any information concerning SIDCO’s technology, such as systems, source code, databases, hardware, software, programs, applications, engine protocols, routines, models, displays and manuals, including, without limitation, the selection, coordination, and arrangement of the contents thereof and other confidential information and materials of SIDCO, its affiliates, their respective clients or suppliers or other persons or entities with whom they do business.

SIDCO Employees are not restricted or prohibited from initiating communications directly with, responding to any inquiries from, providing testimony before, providing SIDCO Confidential Information to, or reporting possible violations of law or regulation to any governmental agency or entity, or self-regulatory authority, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You do not need the prior authorization of SIDCO to engage in such communications, respond to such inquiries, provide such Confidential Information or documents, or make any such reports or disclosures. You are not required to notify SIDCO that you have engaged in such communications, responded to such inquiries or made such reports or disclosures.

Further, nothing in the Code prohibits or restricts you from filing a charge, responding to an inquiry, participating in an investigation, or providing testimony about SIDCO or its Confidential Information by, with, or before any Regulator.

Additionally, the Compliance Officer or designated representative from the Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holding are treated as personal and confidential. However, such documents will be available for inspection by appropriate regulatory agencies and other parties, such as counsel, within and outside SIDCO as necessary to evaluate compliance with or sanctions under this Code.

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SECTION 4 – PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

Access Persons may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle for which SIDCO serves as principal underwriter:

•	Employ any device, scheme or artifice to defraud the Investment Vehicle;
•	Make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or
•	Engage in any manipulative practice with respect to the Investment Vehicle (including price manipulation of a security).

SECTION 5 – EXCESSIVE TRADING OF SHARES OF THE SEI FUNDS

You may not, directly or indirectly, engage in excessive short-term trading of shares of Investment Vehicles for which SIDCO serves as principal underwriter, Affiliated Funds. For purposes of this section, a person’s trades shall be considered “excessive” if made in violation of any stated policy in the mutual fund’s prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

SECTION 6 – SANCTIONS

Any violation of the rules and requirements set forth in the Code may result in the imposition of such sanctions as SIDCO Compliance, management and/or general counsel, as applicable, may deem appropriate under the circumstances. These sanctions may include, but are not limited to:

•	written warning;
•	reversal of securities transactions;
•	restriction of trading privileges;
•	disgorgement of trading profits;
•	fines;
•	suspension or termination of employment; and/or
•	referral to regulatory or law enforcement agencies

Factors which may be considered in determining an appropriate penalty include, but are not limited to: harm to clients; the frequency of occurrence; the degree of personal benefit to the person; the degree of conflict of interest; the extent of unjust enrichment; evidence of fraud, violation of law or reckless disregard of a regulatory requirement; and/or the level of accurate, honest and timely cooperation from the person.

SECTION 7 – RECORDKEEPING

The Compliance Officer or designated representative of the Compliance Department will:

•	Periodically review the personal securities transaction reports or duplicate statements filed by Access Persons, and compare with the reports or statements of Investment Vehicles’ completed portfolio transactions. If the Compliance Team member determines that a compliance violation may have occurred he or she will give the person an opportunity to supply explanatory material.
•	Prepare an annual issues or certification report to the board of any Investment Vehicle that is a registered investment company that (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SIDCO has adopted procedures reasonably necessary to prevent SIDCO personnel from violating this Code.
•	Notify SIDCO management of any violations of the Code together with recommendations for the appropriate penalties.
•	Preserve a record of approval granted for the purchase of securities offered in connection with an IPO or a private placement, including the rationale supporting any decision.
•	Maintain records relating to this Code of Ethics in accordance with Rule 31a-2 under the 1940 Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.
•	Preserve a copy of this Code that is, or at any time within the past five years has been, in effect in an easily accessible place for a period of five years.
•	Preserve a record of any Code violation and of any sanctions taken in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

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•	Preserve a copy of each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.
•	Maintain a record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.
•	Preserve a record of any decision, and the reasons supporting the decision, to approve an employee’s acquisition of securities in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

SECTION 8 – SERVICE AS A DIRECTOR OF A PUBLIC COMPANY

You are not permitted to serve as a director of a publicly traded company.

SECTION 9 – PERSONAL SECURITIES ACCOUNTS, BENEFICIAL OWNERSHIP OF COVERED SECURITIES AND

TRANSACTION REPORTING

I.	INITIAL HOLDINGS REPORT, QUARTERLY TRANSACTIONS REPORT AND ANNUAL HOLDINGS REPORT

You must disclose all Personal Securities Accounts (“PSAs”), including Discretionary Accounts, Beneficially Owned Covered Securities and Covered Security Transactions on Initial Accounts and Initial Holdings Reports, Quarterly Accounts and Quarterly Transaction Reports and Annual Holdings Reports as applicable, via the FIS Protegent PTA System (“PTA”). Transactions in Discretionary Accounts are not reportable, in accordance with Section II of this Code of Ethics. Completed Reports will be reviewed by a SIDCO Compliance officer:

•	You must submit, via PTA, an Initial Accounts and Initial Holdings Report within 10 days of becoming an Access Person whether or not you maintain a PSA or Beneficially Own a Covered Security. Furthermore, the information must be current as of a date no more than 45 days prior to the date you became such a Person.
•	You must submit, via PTA, Quarterly Accounts and Transaction Reports within 30 days of each calendar quarter end whether or not you maintain a PSA or engage in Covered Securities Transactions within such accounts.
•	You must submit, via PTA, an Annual Holdings Report each year whether or not you maintain any PSA(s) or Beneficially Own a Covered Security, including mutual fund accounts. The information must be current as of date not more than 45 days prior to the date the Report was submitted. Annually, you will also be required to attest that you have read and understood the most recent copy of the Code and agree to abide by its requirements.
•	You will be notified quarterly and annually of the need to submit the foregoing Reports.
•	Any person who repeatedly returns the reports late may be subject to the sanctions in Section 6.

SEI Stock Purchase Plan and Stock Option Plan

You must report on a Quarterly Transaction Report your purchase or sale of SEI stock executed outside of an Automatic Investment Program (“AIP”) and the exercising of SEI stock options.

SEI Funds and SEI Capital Accumulation (401(k)) Plan

You are not required to report trades in SEI Funds done through the SEI Capital Accumulation (401(k)) Plan and SEI Funds trades done through an employee account established at SEI Private Trust Company. Any SEI Funds trades done in a different channel must be reported on a Quarterly Transaction Report.

Unaffiliated Employee 401(k) Plan

You are not required to report trades in open end mutual funds done through a 401(k) plan. Transactions and holdings of Covered Securities within such plans are required to be reported in your Quarterly Transaction Report and Annual Holdings Reports.

II.	ESTABLISHING A NEW PSA

When you establish a new PSA you must promptly notify (1) the Compliance Team and report it on the next Quarterly Accounts and Transaction Reports and (2) the Financial Institution maintaining the PSA that you are associated with SIDCO.

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Statements must be filed or electronic feeds must be received for all PSAs, (including those in which you have a Beneficial Ownership Interest), except those that trade exclusively in open-end funds other than Affiliated Mutual Funds, government securities or AIPs, and do not offer the ability to trade in Covered Securities

•	The Compliance Team will direct the Financial Institution to link the account by an electronic data feed via PTA, or, if an electronic feed is unavailable, direct the Financial Institution to forward duplicate account paper statements to: SEI Investment Distribution Corporation, Attn: Compliance Department, 1 Freedom Valley Drive, Oaks, PA 19456 OR electronic statements to COEStatements@seic.com. Statements for those accounts where an electronic feed is not available must be uploaded to PTA via the “Add Statement” button on a quarterly basis. If requested, you are required to assist the Compliance Team in obtaining duplicate account statements. Transactions in accounts for which no electronic data feed is available must be manually entered into PTA by you.
•	If you are also associated with SIDCO’s affiliated registered investment advisor, SIMC, and already have duplicate account statements being sent to SIMC, it is not necessary for you to request additional statements from the Financial Institution to be sent to the Compliance Team.

III.	PRE-CLEARANCE OF IPOS AND LIMITED OFFERINGS/PRIVATE PLACEMENTS

You must obtain pre-clearance, via email, from the Compliance Team before acquiring (directly or indirectly) a beneficial ownership interest in securities issued in an Initial Public Offering or Limited Offering/Private Placement.

•	An Access Person’s IPO or private placement purchase raises questions as to whether the employee is misappropriating an investment opportunity that should first be offered to eligible clients, or whether a portfolio manager is receiving a personal benefit for directing client business or brokerage. Approval of such investments should consider these factors.

IV.	DISCRETIONARY ACCOUNTS

If you maintain a Discretionary Account, you must:

•	Include the Discretionary Account in your Quarterly Accounts Certification;
•	Facilitate provision of duplicate statements for any such account to the Compliance Team;
•	You certify to the Compliance Team that transactions in the account are, in fact, effected on a discretionary basis by the investment advisor and repeat such certification quarterly;
•	In the event that you participate in any decision regarding Covered Securities Transactions in the account, such transactions must be reported in your Quarterly Transaction and Annual Holdings Reports; and
•	The Compliance Team reserves the right to contact the advisor to the Discretionary Account to verify the discretionary status of the account.

V.	ADDITIONAL PRE-CLEARANCE OBLIGATIONS

Access Persons must preclear proposed transactions in a Covered Security if he or she has actual knowledge at the time of the transaction that, during the 24 hour period immediately preceding or following the transaction, the Covered Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle. Note that, among other things, this means that these persons must preclear such proposed securities transactions by their spouse, or domestic partner, minor children and relatives whose Pre-clearance, will be obtained via the PTA system. Pre-clearance will be effective for 2 business days. Day one of the pre-clearance period is the day that pre-clearance is obtained, and expiration occurs at the close of trading on the next business day. Exceptions may be made solely at the discretion of the Compliance Team. Note that, among other things, this means that these persons must pre-clear such proposed securities transactions by their spouse or domestic partner, minor children, and relatives who reside in the person’s household.

The Compliance Officer or designated representative of the Compliance Department may authorize a Pre-clearing Person to conduct that requested trade upon determining that the transaction for which pre-clearance is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the requesting person’s work role, the size and holding period of the requesting person’s work role, the size and holding period of the requesting person’s position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requesting person’s requested transaction, the amount and timing of the trading in the same or a related security, and other relevant factors. The person granting the authorization must document the basis for the authorization.

You are not required to pre-clear the following types of transactions:

•	Covered Securities Transactions in accounts over which you have no direct or indirect influence or control. This includes transactions in Discretionary Accounts if certain conditions are met, as discussed in more detail below;

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•	Covered Securities Transactions that are non-volitional. This includes Covered Securities Transactions upon exercise of puts or calls written by you, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions;
•	Covered Securities Transactions made pursuant to an AIP; however, any transaction that overrides the preset schedule or allocations of the AIP must be pre-cleared with the Compliance Team and reported in a Quarterly Transaction Report;
•	Covered Securities Transactions upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired for such issuer;
•	Acquisitions of Covered Securities through gifts or bequests;
•	SEI Stock Purchase Plan and Stock Option Plan. Investment Vehicles (with the exception of the SIIT Large Cap Index Fund) do not hold SEI stock. Therefore, you do not have to pre-clear your transactions in SEI stock (even if executed outside an AIP) or your exercising of SEI stock options. These transactions must, however, be executed in compliance with SEI’s Insider Trading Policy, which is incorporated herein by reference;
•	SEI Funds. You are not required to pre-clear transactions in the SEI Funds as long as the trades are done through an account established at SEI Private Trust Company. Any SEI Fund trades done in a different channel must be pre- cleared.
•	SEI Capital Accumulation 401(k) Plan. You are not required to pre-clear transactions in the SEI Funds and Affiliated Mutual Funds in SEI’s Capital Accumulation 401(k) Plan.
•	The Compliance Team can grant exemptions from the personal trading restrictions in this Code (including pre- clearance obligations) upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. The Compliance Team must document all exemptions that it grants.

60-	Day Limitation on Purchase and Sales (Short Swing Rule)

You may not profit from the purchase and sale or sale and purchase of a Covered Security in which you have a beneficial ownership interest within 60 calendar days of acquiring or disposing of that Covered Security, including short-term securities (e.g. options on equity securities). This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indices or U.S. Government securities. This prohibition also does not apply to transactions in the SEI Funds, which are separately covered under the “Excessive Trading of Shares of the SEI Funds” section of this Code.

Blackout Periods on Purchases and Sales

Access Persons may not purchase or sell, directly or indirectly, any Covered Security within 24 hours before or after the time that the same Covered Security is being purchased or sold by any Investment Vehicle for which SIDCO serves as principal underwriter. This includes any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds.

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VI.	EXCEPTION TO REPORTING REQUIREMENTS

An Access Person who is subject to the Code of Ethics of an affiliate of SIDCO (“Affiliate Code”), and who pursuant to the Affiliate Code submits reports consistent with the reporting requirements listed in the sub-sections of Item 9 above, will not be required to submit such reports under this Code.

GLOSSARY

Access Persons are defined 1) any director, officer or employee of SIDCO who serves as a director or officer of an Investment Vehicle for which SIDCO serves as principal underwriter; (2) any director or officer of SIDCO who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by an Investment Vehicle for which SIDCO serves as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Investment Vehicle regarding the purchase or sale of a Covered

Affiliated Funds – As of the date of this Code, affiliated funds include the following fund families:

•	SEI Daily Income Trust
•	SEI Tax Exempt Trust
•	SEI Institutional Managed Trust
•	SEI Institutional International Trust
•	The Advisors' Inner Circle Fund
•	The Advisors' Inner Circle Fund II
•	Bishop Street Funds
•	SEI Asset Allocation Trust
•	SEI Institutional Investments Trust
•	City National Rochdale Funds (f/k/a CNI Charter Funds)
•	Causeway Capital Management Trust
•	SEI Offshore Opportunity Fund II
•	ProShares Trust
•	Community Capital Trust (f/k/a Community Reinvestment Act Qualified Investment Fund)
•	SEI Offshore Advanced Strategy Series SPC
•	SEI Structured Credit Fund, LP
•	Global X Funds
•	ProShares Trust II
•	SEI Special Situations Fund
•	Exchange Traded Concepts Trust (f/k/a FaithShares Trust)
•	Schwab Strategic Trust
•	RiverPark Funds Trust
•	Adviser Managed Trust
•	SEI Core Property Fund
•	New Covenant Funds
•	Highland Funds I (f/k/a Pyxis Funds I)
•	KraneShares Trust
•	SEI Insurance Products Trust
•	The KP Funds
•	The Advisors’ Inner Circle Fund III
•	SEI Catholic Values Trust
•	SEI Hedge Fund SPC
•	SEI Energy Debt Fund
•	Gallery Trust
•	Schroder Series Trust
•	Schroder Global Series Trust

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•	City National Rochdale Select Strategies Fund
•	Metaurus Equity Component Trust
•	Impact Shares Trust
•	City National Rochdale Strategic Credit Fund
•	Symmetry Panoramic Trust
•	Frost Family of Funds
•	All other registered investment companies (funds) for which SIDCO serves as distributor

Automatic Investment Program (“AIP”) – A program in which regular periodic payments (or withdrawals) are made automatically in (or from) investment accounts in accordance with a pre-determined schedule and allocation, including a dividend reinvestment plan.

Beneficial Ownership Interest/Beneficially Own – Under relevant securities laws, you have a beneficial ownership interest in securities (or beneficially own securities) if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. You are presumed to have a pecuniary interest in securities held by members of your Immediate Family.

For example, you have a beneficial ownership interest in securities held within a PSA that is registered in your name or your Immediate Family member’s name. You also have beneficial ownership in securities held within a PSA if you (or an Immediate Family member) (1) obtain benefits from the PSA substantially equivalent to whole or partial ownership, even if indirectly or (2) directly or indirectly control investment decisions for the PSA.

Client – Any client of SIDCO who has entered into a contractual arrangement with SIDCO, including, but not limited to, individuals, institutions and Investment Vehicles.

Covered Securities Transaction – The purchase or sale of (or any other transaction in) a Covered Security, including the writing of an option to purchase or sell a Covered Security.

Covered Security – A Covered Security is any U.S. security except:

•	Direct obligations of the U.S. government;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Annuity Plans;
•	Shares issued by money market funds;
•	Shares issued by open-end funds that are not Affiliated Mutual Funds; and
•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds other than Affiliated Mutual Funds.

By way of example, a Covered Security may include a crowdfunded securities offering; note; stock; closed-end fund; exchange traded fund (“ETF”); commodity interests; bond; debenture; evidence of indebtedness; certificate of interest or participation in any profit sharing agreement; collateral trust certificate; pre-organization certificate of subscription; transferable share; investment contract; voting-trust certificate; certificate of deposit for a security; fractional undivided interest in oil, gas, or other mineral rights; any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or, in general, any interest or instrument commonly known as a security; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

Discretionary Account – An account or blind trust in which you give Financial Institution discretion as to the purchase or sale of securities or commodities, including selection, timing, and price to be paid or received. By so doing, you empower the Financial Institution to buy and sell without your prior knowledge or consent, although you may set broad guidelines for managing the account (e.g., limiting investments in blue chip stocks or banning investment in “sin” stocks). In order to be considered a Discretionary Account, you must not:

•	Suggest purchases or sales of investments to the trustee or Financial Institution;
•	Direct purchases or sales of investments;
•	Provide final approval of purchases or sales of investments prior to a transaction (this is different than approving an investment strategy or goal with your Financial Institution); or
•	Consult with the trustee or Financial Institution as to the particular allocation of investments to be made in the account

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If you have questions about whether your account is considered a Discretionary Account, please contact the A Compliance Team Transactions in securities in Discretionary Accounts qualify for the reporting exception in Section II.

Financial Institution – A broker-dealer, investment advisor, bank or other financial entity.

Immediate Family – A member of your immediate family includes your spouse or domestic partner, minor children, dependents and other relatives who share the same residence with you or any other person IF: (a) the person obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the person can obtain title to the securities now or in the future.

Initial Public Offering (IPO) – Generally refers to the first sale of stock by a private company to the public. IPOs are often issued by smaller, younger companies seeking the capital to expand, but can also be done by large privately owned companies looking to become publicly traded.

An Access Person’s IPO purchase raises questions as to whether the employee is misappropriating an investment opportunity that should first be offered to eligible clients, or whether a portfolio manager is receiving a personal benefit for directing client business or brokerage. Approval of such investments should consider these factors.

Investment Vehicle – Any registered investment company, unregistered product or other asset management account for which SIDCO services as underwriter for the investment vehicle.

Limited Offering/Private Placement – A transaction that may occur outside normal market facilities or outside a securities brokerage account and includes, but is not limited to: private placements, unregistered securities, private partnerships and investment partnerships.

An Access Person’s private placement purchase raises questions as to whether the employee is misappropriating an investment opportunity that should first be offered to eligible clients, or whether a portfolio manager is receiving a personal benefit for directing client business or brokerage. Approval of such investments should consider these factors.

Personal Securities Account (“PSA”) – Any personal account that may contain Covered Securities in which you have a Beneficial Ownership Interest or which permits you to transact in such securities. This includes accounts maintained with Financial Institutions (in your name or an Immediate Family members name) over which you maintain direct or indirect control or investment discretion. It also includes any trust for which you are a trustee or from which you benefit directly or indirectly and any partnership (general, limited or otherwise) of which you are a general partner or a principal of the general partner. For the avoidance of doubt, Discretionary Accounts are Personal Securities Accounts and must be reported.

SEI – Refers to SEI Investments Company, the parent company of SIDCO.

SIDCO – Refers to SEI Investments Distribution Co.

Compliance Team – SIDCO’s Chief Compliance Officer and supporting personnel and designees.

FIS Protegent PTA (“PTA”) – SEI’s electronic personal trading system and vendor.

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